AGERE SYSTEMS INC.
as Issuer
LSI LOGIC CORPORATION
as Guarantor
THE BANK OF NEW YORK,
as Trustee

$410,000,000 6.5% Convertible Subordinated Notes due 2009

SUPPLEMENTAL INDENTURE NO. 2
Dated as of April 1, 2007

          THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of April 1, 2007 (this “Supplement”), by and among Agere Systems Inc., a Delaware corporation (the “Company”), LSI Logic Corporation, a Delaware corporation (“LSI”) and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), hereby supplements the Indenture, dated as of June 19, 2002, as supplemented by the Supplemental Indenture No. 1, dated as of May 27, 2005 (as so supplemented, the “Indenture”), by and between the Company and the Trustee.
RECITALS
          WHEREAS, the Company has certain 6.5% Convertible Subordinated Notes due 2009 (the “Notes”) issued and outstanding pursuant to the terms and conditions of the Indenture;
          WHEREAS, pursuant to the terms of the Indenture, the Notes are convertible into shares of common stock, par value $0.01 per share, of the Company (“Common Stock”);
          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of December 3, 2006 (the “Merger Agreement”), by and among the Company, LSI and Atlas Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of LSI (“Merger Sub”), Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);
          WHEREAS, as a result of the Merger, each share of Common Stock outstanding immediately prior to the effective time of the merger (the “Effective Time”) shall, except as provided in Section 2.7(a)(ii) of the Merger Agreement with respect to shares of Common Stock held by the Company, LSI or Merger Sub or any direct or indirect wholly owned subsidiary of any of them immediately prior to the Effective Time, be converted into the right to receive 2.16 shares of LSI Common Stock (as defined in the Merger Agreement), and cash in lieu of fractional shares pursuant to Section 2.7(c) of the Merger Agreement;
          WHEREAS, pursuant to Section 12.6 of the Indenture, as a result of the Merger, the Company is required to execute and deliver to the Trustee a supplemental indenture, to become effective as of the Effective Time, (i) providing that the Notes shall be convertible into shares of LSI Common Stock and cash in lieu of fractional shares, (ii) providing for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Article 12 of the Indenture and (iii) modifying the provisions of the Indenture relating to the right of holders of Notes to cause the Company to repurchase Notes following a Fundamental Change (as defined in the Indenture) to make such provision apply to the LSI Common Stock and LSI;
          WHEREAS, LSI desires, from and after the Effective Time, to unconditionally and irrevocably guarantee the full and punctual payment of principal of or premium, if any, and interest on, or Fundamental Change Payment or Redemption Price with respect to, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, and in the case of any extension of time of payment of any Notes or any other obligations, the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes when due in accordance with the terms of any such extension as provided in Section 4(a) of this Supplement (the “LSI Guarantee”) in order to preserve the exemption available under Section 3(a)(9) of the Securities Act for the conversion of the Notes into shares of LSI Common Stock;
          WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any holder of Notes to, among other things, (i) provide for conversion rights of holders of Notes in the event of consolidation, merger, or sale of all or substantially all of the assets of the Company as required to comply with Section 5.1 of the Indenture or (ii) provide any additional rights or benefits to the holders of Notes or that does not affect the legal rights under the Indenture of any such holder;
          WHEREAS, the Company and LSI desire to execute a supplemental indenture that complies with Section 9.1 of the Indenture;
          WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplement; and
          WHEREAS, the Company has requested that the Trustee execute and deliver this Supplement pursuant to the terms of Section 12.6 of the Indenture.
          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Indenture, the parties hereby agree as follows:
          Section 1. Definition. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Indenture.
          Section 2. Concerning the Merger.
               (a) Conversion Privilege. Pursuant to Section 12.6 of the Indenture, from and after the Effective Time, any right of a holder of Notes to convert Notes into Common Stock shall be changed into the right to convert such Notes into (i) that number of fully paid and non-assessable shares of LSI Common Stock (as such shares shall then be constituted, the “Stock Consideration”) obtained by dividing the principal amount of the Notes or portion thereof to be converted by $15.3125 (or such Conversion Price in effect at such time) (the “New Conversion Price”), and (ii) in lieu of any fractional shares of LSI Common Stock otherwise receivable pursuant to clause (i) hereof, cash in lieu of such fractional shares in an amount that would have been paid in lieu of such amount of fractional shares of LSI Common Stock pursuant to Section 2.7(c) of the Merger Agreement (the “Cash Consideration”), subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 12 of the Indenture (as so adjusted, the “Conversion Consideration”).

               (b) References to the Company, to Common Stock and the Conversion Price.
                    (i) Subject to the other provisions of this Supplement, from and after the Effective Time all references in the Indenture to Common Stock shall be deemed to be references to the Conversion Consideration or LSI Common Stock, to the extent necessary to give effect to Section 12.6 of the Indenture.
                    (ii) Subject to the other provisions of this Supplement, from and after the Effective Time all references in the Indenture to the Company shall be deemed to be references to LSI to the extent necessary to give effect to Section 12.6 of the Indenture.
                    (iii) Subject to the other provisions of this Supplement, from and after the Effective Time all references in the Indenture to the Conversion Price shall be deemed to be references to the New Conversion Price to the extent necessary to give effect to Section 12.6 of the Indenture.
               (c) Reservation of Shares. LSI hereby (i) agrees, from and after the Effective Time, to (A) reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon conversion of Notes as provided in this Supplement, a number of shares of LSI Common Stock sufficient to issue the Stock Consideration upon conversion of all outstanding Notes and (B) issue and deliver in accordance with this Supplement, the Stock Consideration and the Cash Consideration upon conversion of any Note, and (ii) covenants that from and after the Effective Time all LSI Common Stock issued upon conversion of the Notes, when so issued, shall be fully paid and non-assessable.
          Section 3. Repurchase Upon Fundamental Change. Pursuant to Sections 4.6 and 12.6 of the Indenture, following a Fundamental Change from and after the Effective Time and prior to the Maturity Date, any Fundamental Change Payment in respect of Notes properly tendered pursuant to a Fundamental Change Offer and not withdrawn, shall be payable by LSI in lieu of the Company. All references to the Company in the definitions of Fundamental Change, Change in Control and Termination of Trading shall be deemed to be references to LSI. All references to the Common Stock of the Company in the definitions of Fundamental Change, Change in Control and Termination of Trading shall be deemed to be references to LSI Common Stock.
          Section 4. The LSI Guarantee.
               (a) Guarantee. From and after the Effective Time, LSI irrevocably and unconditionally guarantees, to each holder of Notes and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of or premium, if any, and interest on, or Fundamental Change Payment or Redemption Price with respect to, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes and (ii) in the case of any extension of time of payment of any Notes or any other obligations, the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes when due in accordance with the terms of any such extension. LSI further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company or LSI (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the Indenture or the Notes to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that such waiver or amendment shall be effective in accordance with its terms.)
               (b) Payment, Performance and Compliance. LSI further agrees that the LSI Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.
               (c) Waivers. LSI further agrees to waive presentment to, demand of payment from and protest to the Company of the LSI Guarantee, and also waives diligence, notice of acceptance of the LSI Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company or any successor thereto and any right to require a proceeding first against the Company, any successor thereto or any other Person. The obligations of LSI shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under the Indenture or the Notes.
               (d) Payment by the Company. The obligation of LSI to make any payment hereunder may be satisfied by causing the Company to make such payment. If any holder of Notes or the Trustee is required by any court or otherwise to return to the Company or LSI any amount paid by either of them to the Trustee or such holder of Notes, the LSI Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
               (e) Costs and Expenses. LSI also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any holder of Notes in enforcing any of their respective rights under the LSI Guarantee.
               (f) Maximum. Any term or provision of this Supplement to the contrary notwithstanding, the maximum aggregate amount of the LSI Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplement, as it relates to LSI, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          Section 5. Acceptance. The Trustee hereby accepts this Supplement and agrees to perform the same under the terms and conditions set forth in the Indenture.
          Section 6. Miscellaneous.
               (a) Effectiveness of Supplement. This Supplement shall be effective as of the Effective Time.
               (b) Effect of Supplement. Upon the execution and delivery of this Supplement by the Company and the Trustee, the Indenture shall be supplemented and amended in accordance herewith, and this Supplement shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.
               (c) Use of the Term “Indenture”. The term “Indenture” as used in the Indenture shall be deemed to refer to the Indenture as supplemented hereby.
               (d) Indenture Remains in Full Force and Effect. Except as set forth herein, the Indenture shall remain in full force and effect and shall be otherwise unaffected hereby.
               (e) Incorporation of Indenture. All the provisions of this Supplement shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Supplement, shall be read, taken and construed as one and the same instrument. If any provision of this Supplement shall be inconsistent with any provision of the Indenture, the provisions of this Supplement shall control.
               (f) Headings. The headings of the Articles and Sections of this Supplement are inserted for convenience of reference and shall not be deemed to be a part thereof.
               (g) Counterparts. This Supplement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.
               (h) Conflict with Trust Indenture Act. If any provision of this Supplement limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplement, such provision of the Trust Indenture Act shall control. If any provision of this Supplement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplement, as the case may be.
               (i) Separability Clause. In case any provision in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
               (j) Benefits of Supplemental Indenture, Etc. This Supplement and all provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by the Company, LSI, the Trustee and any holder of the Notes.
               (k) Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.
               (l) No Security Interest Created. Nothing in this Supplement, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company and its Subsidiaries is located.
               (m) Governing Law. This Supplement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
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          IN WITNESS WHEREOF, the parties have caused this Supplement to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Supplement.

AGERE SYSTEMS INC., as Issuer
By:	/s/ Peter Kelly
	Name:	Peter Kelly
	Title:	Executive Vice President and Chief Financial Officer

LSI LOGIC CORPORATION, as Guarantor
By:	/s/ Bryon Look
	Name:	Bryon Look
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK, as Trustee
By:	/s/ Mary LaGumina
	Name:	Mary LaGumina
	Title:	Vice President